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                                                                       EXHIBIT 5

                    OPINION OF RAY, QUINNEY & NEBEKER AS TO
                  THE LEGALITY OF THE SHARES BEING REGISTERED.

                                                                  March 30, 1998

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
First Security Corporation                     California State Bank
Attn: Morgan J. Evans, President               Attn: Thomas A. Bishop, CEO
79 South Main Street                           100 North Barranca Street
Salt Lake City, Utah 84111                     Suite 1400
                                               West Covina, California 91791
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     Re: REGISTRATION AND ISSUANCE OF FIRST SECURITY CORPORATION COMMON STOCK TO
         SHAREHOLDERS OF CALIFORNIA STATE BANK

Dear Messrs. Evans and Bishop:

     This Firm has acted as counsel to First Security Corporation, a Delaware corporation (the "Company"), in connection with its registration of 12,297,518 shares of its common stock, par value $1.25 (the "Shares") for use in the Merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on March 30, 1998.

     In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company and of California State Bank. Based upon and in reliance on the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

          2. When issued and distributed to the Shareholders of California State Bank under the terms of the Merger Agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.

          3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security Common Stock in respect of the Shares.

     We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.

                                          Very truly yours,

                                          RAY, QUINNEY & NEBEKER

                                          By:       /s/ A. R. THORUP

                                            ------------------------------------
                                             A. Robert Thorup, Director of the
                                                  Firm and a Shareholder